CUSTODY AGREEMENT


      THIS AGREEMENT, is made as of December 31, 1997, by and between GRAND PRIX FUNDS, INC., a corporation organized under the laws of the State of Maryland (the
"Company"), and THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio (the
"Custodian").

                          WITNESSETH:

      WHEREAS,  the Company desires that the Securities
and   cash   of  each  of  the  investment   portfolios
identified   in  Exhibit  A  hereto  (such   investment
portfolios  are individually referred to  herein  as  a
"Fund"  and collectively as the "Funds"), be  held  and
administered   by  the  Custodian  pursuant   to   this
Agreement; and

      WHEREAS, the Company is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section
26(a)(i) of the 1940 Act;

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Custodian hereby agree as follows:

                           ARTICLE I

                          DEFINITIONS

      Whenever  used in this Agreement,  the  following
words   and   phrases,  unless  the  context  otherwise
requires, shall have the following meanings:

      1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Directors to give Oral Instructions and Written
Instructions on behalf of the Company and named in Exhibit B hereto or in such resolutions of the Board of Directors, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "Board of Directors" shall mean the Directors from time to time serving as such under the Company's
Articles of Incorporation and Bylaws as from time to time amended.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury
Circular  No. 300, 31 CFR 306, in Subpart B of  31  CFR
Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

      1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Fund computes the net asset value of the Fund.

     1.5  "NASD" shall mean The National Association of
Securities Dealers, Inc.

      1.6  "Officer" shall mean the President, any Vice
President, the Secretary, any Assistant Secretary,  the
Treasurer, or any Assistant Treasurer of the Company.

      1.7   "Oral Instructions" shall mean instructions
orally  transmitted to and accepted  by  the  Custodian
because such instructions are:  (i) reasonably believed
by  the  Custodian to have been given by an  Authorized
Person, (ii) recorded and kept among the records of the
Custodian  made in the ordinary course of business  and
(iii)  orally confirmed by the Custodian.  The  Company
shall  cause  all Oral Instructions to be confirmed  by
Written  Instructions.   If such  Written  Instructions
confirming  Oral Instructions are not received  by  the
Custodian  prior to a transaction, it shall in  no  way
affect   the  validity  of  the  transaction   or   the
authorization   thereof  by  the  Company.    If   Oral
Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Company of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

      1.8 "Custody Account" shall mean any account in the name of the Company, which is provided for in
Section 3.2 below.

       1.9    "Proper  Instructions"  shall  mean  Oral
Instructions    or   Written   Instructions.     Proper
Instructions may be continuing Written Instructions when deemed appropriate by both parties.

       1.10  "Securities  Depository"  shall  mean  The
Participants  Trust  Company or  The  Depository  Trust
Company   and  (provided  that  Custodian  shall   have
received  a  copy  of  a resolution  of  the  Board  of
Directors,   certified  by  an  Officer,   specifically
approving  the  use  of  such  clearing  agency  as   a
depository for the Company) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

       1.11   "Securities"   shall   include,   without
limitation,  common and preferred stocks,  bonds,  call
options,   put   options,   debentures,   notes,   bank
certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

      1.12 "Shares" shall mean $0.01 par value, common stock issued by the Company.

     1.13 "Written Instructions" shall mean (i) written
communications actually received by the  Custodian  and
signed by one or more persons as the Board of Directors
shall  have  from  time  to time  authorized,  or  (ii)
communications by telex or any other such system from a
person  or persons reasonably believed by the Custodian
to  be  Authorized, or (iii) communications transmitted
electronically   through  the  Institutional   Delivery
System   (IDS),   or   any  other  similar   electronic
instruction system acceptable to Custodian and approved
by  resolutions of the Board of Directors,  a  copy  of
which,  certified  by  an  Officer,  shall  have   been
delivered to the Custodian.

                           ARTICLE II
                    APPOINTMENT OF CUSTODIAN

      2.1  Appointment.  The Company hereby constitutes
and   appoints  the  Custodian  as  custodian  of   all
Securities and cash owned by or in the possession of the Company at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Company.

      2.2   Acceptance.  The Custodian  hereby  accepts
appointment as such custodian and agrees to perform the
duties   thereof  as  hereinafter  set  forth  and   in
accordance  with  the 1940 Act as amended.   Except  as
specifically set forth herein, the Custodian shall have no liability and assumes no responsibly for any non-compliance by the Company or a Fund of any laws, rules or regulations.
                        ARTICLE III
                 CUSTODY OF CASH AND SECURITIES

      3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund, except Securities maintained in a Securities
Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

      3.2 Custody Account. The Custodian shall open and maintain in its trust department a custody account in the name of each Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Fund which are delivered to it.

      3.3 Appointment of Agents. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Directors and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold
Securities and cash of the Funds and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

      3.4 Delivery of Assets to Custodian. The Fund shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

       3.5    Securities  Depositories  and  Book-Entry
Systems.   The  Custodian may deposit  and/or  maintain
Securities of the Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

          (a)   Prior to a deposit of Securities of the
          Funds  in any Securities Depository or  Book-
          Entry  System, the Fund shall deliver to  the
          Custodian  a  resolution  of  the  Board   of
          Directors,    certified   by   an    Officer,
          authorizing and instructing the Custodian  on
          an   on-going  basis  to  deposit   in   such
          Securities  Depository or  Book-Entry  System
          all  Securities eligible for deposit  therein
          and to make use of such Securities Depository
          or  Book-Entry System to the extent  possible
          and   practical   in  connection   with   its
          performance  hereunder,  including,   without
          limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

          (b)   Securities of the Fund kept in a  Book-
          Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

          (c)   The  records of the Custodian  and  the
          Custodian's account on the books of the Book-
          Entry System and Securities Depository as the case may be, with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to the Fund.

          (d)   If Securities purchased by the Fund are
          to   be  held  in  a  Book-Entry  System   or
          Securities  Depository, the  Custodian  shall
          pay  for such Securities upon (i) receipt  of
          advice   from   the  Book-Entry   System   or
          Securities  Depository that  such  Securities
          have   been  transferred  to  the  Depository
          Account,  and (ii) the making of an entry  on
          the  records of the Custodian to reflect such
          payment and transfer for the account  of  the
          Fund.   If  Securities sold by the  Fund  are
          held  in  a  Book-Entry System or  Securities
          Depository, the Custodian shall transfer such
          Securities  upon (i) receipt of  advice  from
          the    Book-Entry   System   or    Securities
          depository  that payment for such  Securities
          has   been   transferred  to  the  Depository
          Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

          (e)    Upon  request,  the  Custodian   shall
          provide  the Fund with copies of  any  report
          (obtained  by the Custodian from a Book-Entry
          System or Securities Depository in which Securities of the Fund is kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

          (f)    Anything  to  the  contrary  in   this
          Agreement   notwithstanding,  the   Custodian
          shall  be liable to the Company for any  loss
          or  damage to the Company resulting (i)  from
          the  use of a Book-Entry System or Securities
          Depository  by  reason of any  negligence  or
          willful  misconduct on the part of  Custodian
          or  any  sub-custodian appointed pursuant  to
          Section  3.3  above or any of  its  or  their
          employees, or (ii) from failure of  Custodian
          or   any   such  sub-custodian   to   enforce
          effectively  such  rights  as  it  may   have
          against  a  Book-Entry System  or  Securities
          Depository.   At  its election,  the  Company
          shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Funds arising from the use of such Book-
          Entry System or Securities Depository, if and to the extent that the Company has been made whole for any such loss or damage.

     3.6  Disbursement of Moneys from Custody Accounts.
Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Fund Custody Account but only in the following cases:

          (a)   For the purchase of Securities for  the
          Fund  but  only upon compliance with  Section
          4.1  of  this Agreement and only (i)  in  the
          case  of  Securities (other than  options  on
          Securities, futures contracts and options  on
          futures  contracts), against the delivery  to
          the Custodian (or any sub-custodian appointed
          pursuant  to  Section  3.3  above)  of   such
          Securities registered as provided in  Section
          3.9 below in proper form for transfer, or  if
          the  purchase of such Securities is  effected
          through  a  Book-Entry System  or  Securities
          Depository, in accordance with the conditions
          set  forth in Section 3.5 above; (ii) in  the
          case   of   options  on  Securities,  against
          delivery  to  the  Custodian  (or  such  sub-
          custodian)  of such receipts as are  required
          by  the  customs prevailing among dealers  in
          such  options; (iii) in the case  of  futures
          contracts  and options on futures  contracts,
          against  delivery to the Custodian  (or  such
          sub-custodian) of evidence of  title  thereto
          in  favor  of  the  Company  or  any  nominee
          referred to in Section 3.9 below;
                and  (iv) in the case of repurchase  or
          reverse  repurchase agreements  entered  into
          between  the Company and a bank  which  is  a
          member  of  the  Federal  Reserve  System  or
          between  the Company and a primary dealer  in
          U.S.  Government securities, against delivery
          of   the   purchased  Securities  either   in
          certificate   form   or  through   an   entry
          crediting the Custodian's account at a  Book-
          Entry System or Securities Depository for the account of the Fund with such Securities;

          (b)    In  connection  with  the  conversion,
          exchange  or  surrender,  as  set  forth   in
          Section 3.7(f) below, of Securities owned by the Fund;

          (c)   For  the  payment of any  dividends  or
          capital gain distributions declared by the Fund;

          (d)   In  payment of the redemption price  of
          Shares as provided in Section 5.1 below;

          (e)   For  the  payment  of  any  expense  or
          liability  incurred by the Company, including
          but not limited to the following payments for
          the  account  of  a  Fund:  interest;  taxes;
          administration,    investment     management,
          investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of a Fund;
          in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          (f)   For  transfer  in accordance  with  the
          provisions   of  any  agreement   among   the
          Company,  the  Custodian and a  broker-dealer
          registered under the 1934 Act and a member of
          the  NASD, relating to compliance with  rules
          of  The  Options Clearing Corporation and  of
          any  registered national securities  exchange
          (or   of   any   similar   organization    or
          organizations)  regarding  escrow  or   other
          arrangements in connection with transactions by the Company;

          (g)   For  transfer  in accordance  with  the
          provisions   of  any  agreement   among   the
          Company,   the  Custodian,  and   a   futures
          commission  merchant  registered  under   the
          Commodity    Exchange   Act,   relating    to
          compliance  with the rules of  the  Commodity
          Futures   Trading   Commission   and/or   any
          contract  market (or any similar organization
          or  organizations) regarding account deposits
          in   connection  with  transactions  by   the
          Company;

          (h)   For  the  funding of any uncertificated
          time   deposit   or   other  interest-bearing
          account    with   any   banking   institution
          (including the Custodian), which deposit or account has a term of one year or less; and

          (i)   For any other proper purposes, but only
          upon   receipt,   in   addition   to   Proper
          Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      3.7   Delivery  of Securities from  Fund  Custody
Accounts.   Upon  receipt of Proper  Instructions,  the
Custodian shall release and deliver Securities from a Custody Account but only in the following cases:

          (a)   Upon  the  sale of Securities  for  the
          account of a Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

          (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section
          3.5 above;

          (c)   To  an  Offeror's depository  agent  in
          connection  with  tender  or  other   similar
          offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (d)   To the issuer thereof or its agent  (i)
          for  transfer  into the name of the  Company,
          the  Custodian or any sub-custodian appointed
          pursuant  to  Section 3.3 above,  or  of  any
          nominee  or nominees of any of the foregoing,
          or  (ii) for exchange for a different  number
          of    certificates    or    other    evidence
          representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

          (e)   To  the broker selling Securities,  for
          examination in accordance with the "street delivery" custom;

          (f)   For exchange or conversion pursuant  to
          any    plan    of    merger,   consolidation,
          recapitalization,      reorganization      or
          readjustment   of   the   issuer   of    such
          Securities,  or  pursuant to  provisions  for
          conversion  contained in such Securities,  or
          pursuant  to any deposit agreement, including
          surrender or receipt of underlying Securities
          in    connection   with   the   issuance   or
          cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (g)    Upon   receipt  of  payment   therefor
          pursuant   to  any  repurchase   or   reverse
          repurchase agreement entered into by a Fund;

          (h)   In  the  case  of warrants,  rights  or
          similar   Securities,   upon   the   exercise
          thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (i)   For  delivery  in connection  with  any
          loans of Securities of a Fund, but only against receipt of such collateral as the Company shall have specified to the Custodian in Proper Instructions;

          (j)   For  delivery as security in connection
          with any borrowings by the Company on behalf of a Fund requiring a pledge of assets by such Fund, but only against receipt by the Custodian of the amounts borrowed;

          (k)   Pursuant  to  any  authorized  plan  of
          liquidation,     reorganization,      merger,
          consolidation  or  recapitalization  of   the
          Company or a Fund;

          (l)   For  delivery  in accordance  with  the
          provisions   of  any  agreement   among   the
          Company,  the  Custodian and a  broker-dealer
          registered under the 1934 Act and a member of
          the  NASD,  relating to compliance  with  the
          rules of The Options Clearing Corporation and
          of   any   registered   national   securities
          exchange  (or of any similar organization  or
          organizations)  regarding  escrow  or   other
          arrangements in connection with transactions by the Company on behalf of a Fund;

          (m)   For  delivery  in accordance  with  the
          provisions of any agreement among the Company
          on  behalf  of a Fund, the Custodian,  and  a
          futures commission merchant registered  under
          the  Commodity  Exchange  Act,  relating   to
          compliance  with the rules of  the  Commodity
          Futures   Trading   Commission   and/or   any
          contract  market (or any similar organization
          or  organizations) regarding account deposits
          in   connection  with  transactions  by   the
          Company on behalf of a Fund; or

          (n)  For any other proper corporate purposes,
          but  only upon receipt, in addition to Proper
          Instructions,  of a copy of a  resolution  of
          the  Board  of  Directors,  certified  by  an
          Officer,  specifying  the  Securities  to  be
          delivered,  setting  forth  the  purpose  for
          which  such delivery is to be made, declaring
          such   purpose  to  be  a  proper   corporate
          purpose, and naming the person or persons to whom delivery of such Securities shall be made.

      3.8   Actions  Not Requiring Proper Instructions.
Unless   otherwise  instructed  by  the  Company,   the
Custodian shall with respect to all Securities held for a Fund;

          (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Company is entitled either by law or pursuant to custom in the securities business;

          (b)   Present  for  payment and,  subject  to
          Section 7.4 below, collect on a timely  basis
          the  amount payable upon all Securities which
          may   mature  or  be  called,  redeemed,   or
          retired, or otherwise become payable;

          (c)   Endorse for collection, in the name  of
          the   Company,  checks,  drafts   and   other
          negotiable instruments;

          (d)  Surrender interim receipts or Securities
          in   temporary   form   for   Securities   in
          definitive form;

          (e)   Execute,  as custodian,  any  necessary
          declarations  or  certificates  of  ownership
          under the federal income tax laws or the laws
          or  regulations of any other taxing authority
          now  or hereafter in effect, and prepare  and
          submit   reports  to  the  Internal   Revenue
          Service ("IRS") and to the Company at such time, in such manner and containing such information as is prescribed by the IRS;

          (f)   Hold  for  a Fund, either directly  or,
          with respect to Securities held therein, through a Book-Entry System or Securities
          Depository, all rights and similar securities issued with respect to Securities of the Fund; and

          (g)   In  general,  and except  as  otherwise
          directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

     3.9  Registration and Transfer of Securities.  All
Securities held for a Fund that are issued or  issuable
only  in bearer form shall be held by the Custodian  in
that  form, provided that any such Securities shall  be
held  in  a  Book-Entry System for the account  of  the
Company on behalf of a Fund, if eligible therefor.  All
other  Securities held for a Fund may be registered  in
the  name  of the Company on behalf of such  Fund,  the
Custodian,  or any sub-custodian appointed pursuant  to
Section 3.3 above, or in the name of any nominee of any
of  them,  or  in  the  name of  a  Book-Entry  System,
Securities Depository or any nominee of either thereof;
provided,  however,  that  such  Securities  are   held
specifically for the account of the Company on behalf of a Fund. The Company shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities
Depository, any Securities registered in the name of a Fund.

      3.10 Records.  (a)  The Custodian shall maintain,
by  Fund, complete and accurate records with respect to
Securities,  cash  or  other  property  held  for   the
Company,  including (i) journals or  other  records  of
original  entry containing an itemized daily record  in
detail of all receipts and deliveries of Securities and
all  receipts  and disbursements of cash; (ii)  ledgers
(or   other  records)  reflecting  (A)  Securities   in
transfer,  (B)  Securities in physical possession,  (C)
monies   and   Securities  borrowed  and   monies   and
Securities  loaned  (together  with  a  record  of  the
collateral   therefor   and   substitutions   of   such
collateral),  (D) dividends and interest received,  and
(E)  dividends  receivable and  interest  accrued;  and
(iii) canceled checks and bank records related thereto.
The Custodian shall keep such other books and records of the Company as the Company shall reasonably request, or as may be required by the 1940 Act, including, but not limited to Section31 and Rule 31a-1 and Rule 31a-2 promulgated thereunder.

      (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Company and in compliance with rules and regulations of the Securities and Exchange Commission,
(ii) be the property of the Company and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the Securities and Exchange
Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

      3.11  Fund  Reports by Custodian.  The  Custodian
shall   furnish  the  Company  with  a  daily  activity
statement by Fund and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement, by Fund, of the Securities and moneys held for the Company under this Agreement.

      3.12 Other Reports by Custodian. The Custodian shall provide the Company with such reports, as the Company may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to
Section 3.3 above.

      3.13 Proxies and Other Materials. The Custodian shall cause all proxies if any, relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall include all other proxy materials, if any, promptly deliver to the Company such proxies, all proxy soliciting materials, which should include all other proxy materials, if any, and all notices to such Securities.

      3.14 Information on Corporate Actions.  Custodian
will  promptly notify the Company of corporate actions,
limited to those Securities registered in nominee  name
and  to  those Securities held at a Depository or  sub-
Custodian  acting  as  agent for Custodian.   Custodian
will   be  responsible  only  if  the  notice  of  such
corporate  actions is published by the Financial  Daily
Card  Service, J.J. Kenny Called Bond Service, DTC,  or
received  by  first  class mail from  the  agent.   For
market  announcements not yet received and  distributed
by   Custodian's  services,  Company  will  inform  its
custody  representative with appropriate  instructions.
Custodian  will,  upon  receipt of  Company's  response
within  the  required deadline, affect such action  for
receipt   or  payment  for  the  Company.   For   those
responses  received after the deadline, Custodian  will
affect  such action for receipt or payment, subject  to
the limitations of the agent(s) affecting such actions.
Custodian will promptly notify Company for put  options
only if the notice is received by first class mail from
the  agent.   The Company will provide or cause  to  be
provided to Custodian with all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

                           ARTICLE IV
          PURCHASE AND SALE OF INVESTMENTS OF THE FUND

      4.1   Purchase of Securities.  Promptly upon each
purchase   of  Securities  for  the  Company,   Written
Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof,
(b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Fund pay out of the moneys held for the account of such Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant
Custody Account there is insufficient cash available to the Fund for which such purchase was made.

      4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt for the account of the Fund of the Securities purchased but in the absence of specific Written or Oral Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

      4.3  Sale of Securities.  Promptly upon each sale
of  Securities by a Fund, Written Instructions shall be
delivered to the Custodian, specifying (a) the name  of
the  issuer or writer of such Securities, and the title
or other description thereof, (b) the number of shares,
principal  amount (and accrued interest,  if  any),  or
other  units sold, (c) the date of sale and  settlement
(d)  the  sale  price per unit, (e)  the  total  amount
payable upon such sale, and (f) the person to whom such
Securities  are to be delivered.  Upon receipt  of  the
total  amount  payable to the Company as  specified  in
such  Written Instructions, the Custodian shall deliver
such Securities to the person specified in such Written
Instructions.  Subject to the foregoing, the  Custodian
may   accept   payment  in  such  form  as   shall   be
satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4  Delivery of Securities Sold.  Notwithstanding
Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver
Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Company shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

      4.5   Payment for Securities Sold, etc.   In  its
sole discretion and from time to time, the Custodian may credit the relevant Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Company, and (iii) income from cash, Securities or other assets of the Company. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Company to use funds so credited to its Custody Account in anticipation of actual receipt of final payment.
Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

      4.6   Advances by Custodian for Settlement.   The
Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of a Company transaction on behalf of a Fund in its Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                           ARTICLE V
                   REDEMPTION OF TRUST SHARES

     5.1  Transfer of Funds.  From such funds as may be
available  for  the  purpose in  the  relevant  Custody
Account,   and  upon  receipt  of  Proper  Instructions
specifying that the funds are required to redeem Shares
of  a  Fund,  the  Custodian  shall  wire  each  amount
specified  in  such Proper Instructions to  or  through
such bank as the Company may designate with respect  to
such   amount   in  such  Proper  Instructions.    Upon
effecting payment or distribution in accordance with proper Instruction, the Custodian shall not be under any obligation or have any responsibility thereafter with respect to any such paying bank.

                           ARTICLE VI

                      SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions, the Custodian
shall  establish and maintain a segregated  account  or
accounts  for  and on behalf of each Fund,  into  which
account  or  accounts  may be transferred  cash  and/or
Securities,  including  Securities  maintained   in   a
Depository Account,

          (a)  in accordance with the provisions of any
          agreement  among the Company,  the  Custodian
          and a broker-dealer registered under the 1934
          Act  and a member of the NASD (or any futures
          commission  merchant  registered  under   the
          Commodity   Exchange   Act),   relating    to
          compliance  with  the rules  of  The  Options
          Clearing  Corporation and of  any  registered
          national   securities   exchange   (or    the
          Commodity Futures Trading commission  or  any
          registered  contract  market),  or   of   any
          similar    organization   or   organizations,
          regarding escrow or other arrangements in connection with transactions by the Company,

          (b)   for  purposes  of segregating  cash  or
          Securities   in  connection  with  securities
          options purchased or written by a Fund or in connection with financial futures contracts
          (or options thereon) purchased or sold by a Fund,

          (c) which constitute collateral for loans of Securities made by a Fund,

          (d)    for  purposes  of  compliance  by  the
          Company with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

          (e)  for other proper corporate purposes, but
          only  upon receipt of, in addition to  Proper
          Instructions,   a   certified   copy   of   a
          resolution   of   the  Board  of   Directors,
          certified  by an Officer, setting  forth  the
          purpose   or   purposes  of  such  segregated
          account and declaring such purposes to be proper corporate purposes.

                          ARTICLE VII
                    CONCERNING THE CUSTODIAN

      7.1   Standard of Care.  The Custodian  shall  be
held to the exercise of reasonable care in carrying out
its  obligations  under this Agreement,  and  shall  be
without  liability to the Company for any loss, damage,
cost, expense (including reasonable attorneys' fees and
disbursements),  liability or claim unless  such  loss,
damages, cost, expense, liability or claim arises  from
negligence, bad faith or willful misconduct on its part
or  on the part of any sub-custodian appointed pursuant
to  Section  3.3  above.   The  Custodian's  cumulative
liability  under  this Agreement with  respect  to  the
Company or any party claiming by,  through or on behalf
of  the  Company, shall be the actual damages sustained
by  the  Company  (actual damages for uninvested  funds
shall  be the overnight Feds fund rate).  The Custodian
shall be entitled to rely on and may act upon advice of
counsel  on all matters, and shall be without liability
for any action reasonably taken or omitted pursuant  to
such  advice.  The Custodian shall promptly notify  the
Company of any action taken or omitted by the Custodian
pursuant to advice of counsel.  The Custodian shall not
be  under  any  obligation at  any  time  to  ascertain
whether the Company is in compliance with the 1940 Act,
the  regulations  thereunder,  the  provisions  of  the
Company's   charter  documents  or  by-laws,   or   its
investment objectives and policies as then in effect.

      7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     7.3 No Responsibility for title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

      7.4   Limitation  on Duty to Collect.   Custodian
shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Company if such Securities are in default or payment is not made after due demand or presentation.

      7.5   Reliance  Upon Documents and  Instructions.
The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

      7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

      7.7   Cooperation.  The Custodian shall cooperate
with  and supply necessary information, by the Company,
to  the entity or entities appointed by the Company  to
keep the books of account of the Company and/or compute
the  value of the assets of the Company.  The Custodian
shall  take all such reasonable actions as the  Company
may from time to time request to enable the Company  to
obtain, from year to year, favorable opinions from  the
Company's independent accountants with respect  to  the
Custodian's activities hereunder in connection with (a)
the  preparation of the Company's report on  Form  N-1A
and  Form N-SAR and any other reports required  by  the
Securities  and  Exchange  Commission,  and   (b)   the
fulfillment by the Company of any other requirements of the Securities and Exchange Commission.

                          ARTICLE VIII
                        INDEMNIFICATION

     8.1  Indemnification.  The Company shall indemnify
and  hold  harmless the Custodian and any sub-custodian
appointed  pursuant  to  Section  3.3  above,  and  any
nominee of the Custodian or of such sub-custodian  from
and  against any loss, damage, cost, expense (including
reasonable    attorneys'   fees   and   disbursements),
liability  (including,  without  limitation,  liability
arising under the Securities Act of 1933, the 1934 Act,
the  1940  Act,  and  any state or  foreign  securities
and/or  banking  laws)  or claim  arising  directly  or
indirectly  (a)  from  the  fact  that  Securities  are
registered in the name of any such nominee, or (b) from
any  action or inaction by the Custodian or  such  sub-
custodian  (i)  at the request or direction  of  or  in
reliance  on  the advice of the Company, or  (ii)  upon
Proper   Instructions,  or  (c)  generally,  from   the
performance of its obligations under this Agreement  or
any   sub-custody   agreement  with   a   sub-custodian
appointed pursuant to Section 3.3 above or, in the case of any such sub-custodian, from the performance of its obligations under such custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct.

      8.2 Indemnity to be Provided. If the Company requests the Custodian to take any action with respect to Securities, which may, in the opinion of the custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Company shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

                           ARTICLE IX
                         FORCE MAJEURE

      Neither  the Custodian nor the Company  shall  be
liable  for any failure or delay in performance of  its
obligations  under  this Agreement arising  out  of  or
caused, directly or indirectly, by circumstances beyond
its  reasonable control, including, without limitation,
acts of God; earthquakes; fires; floods; wars; civil or
military  disturbances; sabotage;  strikes;  epidemics;
riots;  power failures; computer failure and  any  such
circumstances  beyond  its reasonable  control  as  may
cause  interruption,  loss or malfunction  of  utility,
transportation,  computer  (hardware  or  software)  or
telephone   communication  service;  accidents;   labor
disputes,   acts   of  civil  or  military   authority;
governmental  actions; or inability  to  obtain  labor,
material,   equipment   or  transportation;   provided,
however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay. Notwithstanding the foregoing, the Custodian shall maintain sufficient disaster recovery procedures to minimize interruptions.

                           ARTICLE X
                 EFFECTIVE PERIOD; TERMINATION

      10.1  Effective  Period.   This  Agreement  shall
become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

       10.2  Termination.   Either  party  hereto   may
terminate this Agreement by giving to the other party a
notice   in  writing  specifying  the  date   of   such
termination, which shall be not less than  ninety  (90)
days after the date of the giving of such notice.  If a
successor  custodian shall have been appointed  by  the
Board  of Directors, the Custodian shall, upon  receipt
of  a  notice of acceptance by the successor custodian,
on  such  specified  date  of termination  (a)  deliver
directly  to  the  successor custodian  all  Securities
(other  than Securities held in a Book-Entry System  or
Securities  Depository)  and cash  then  owned  by  the
Company and held by the Custodian as custodian, and (b)
transfer any Securities held in a Book-Entry System  or
Securities  Depository  to an account  of  or  for  the
benefit  of  the  Company at the  successor  custodian,
provided  that  the  Company shall  have  paid  to  the
Custodian all fees, expenses and other amounts  to  the
payment  or  reimbursement of which it  shall  then  be
entitled.    Upon  such  delivery  and  transfer,   the
Custodian  shall  be relieved of all obligations  under
this   Agreement.   The  Company  may   at   any   time
immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of Ohio or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     10.3 Failure to Appoint Successor Custodian.  If a
successor custodian is not designated by the Company on
or before the date of termination specified pursuant to
Section  10.2 above, then the Custodian shall have  the
right to deliver to a bank or trust company of its  own
selection, which is (a) a "Bank" as defined in the 1940
Act,  (b)  has aggregate capital, surplus and undivided
profits  as  shown  on its then most  recent  published
report  of not less than $25 million, and (c) is  doing
business  in  New York, New York, all Securities,  cash
and   other  property  held  by  Custodian  under  this
Agreement and to transfer to an account of or  for  the
Company at such bank or trust company all Securities of
the  Company held in a Book-Entry System or  Securities
Depository.  Upon such delivery and transfer, such bank
or trust company shall be the successor custodian under
this  Agreement and the Custodian shall be relieved  of
all   obligations  under  this  Agreement.   If,  after
reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 10.3, then
Custodian shall have the right to deliver to the Company all Securities and cash then owned by the Company and to transfer any Securities held in a Book-
Entry System or Securities Depository to an account of or for the Company. Thereafter, the Company shall be deemed to be its own custodian and the Custodian shall be relieved of all obligations under this Agreement.

                           ARTICLE XI
                   COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Company and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Funds are set forth in Exhibit C attached hereto.

                          ARTICLE XII
                    LIMITATION OF LIABILITY

      The Company is a corporation organized under the laws of the State of Maryland. The obligations of the Company entered into in the name of the Company or on behalf thereof by any of the Directors, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, officers, employees, agents or shareholders of the Company or the Funds personally, but bind only the assets of the Company, and all persons dealing with any of the Funds of the Company must look solely to the assets of the Company belonging to such Fund for the enforcement of any claims against the Company.

                          ARTICLE XIII
                            NOTICES

      Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the address set forth after its name herein below:

                    To the Company:
                    Grand Prix Funds, Inc.
                    William Executive Campus
                    15 River Road, Suite 220
                    Wilton, CT 06897
                    Attn: Robert Zuccaro

                    Telephone:  (203) 761-9600
                    Facsimile:  (203) 761-9795

                    To the Custodian:

                    The Fifth Third Bank
                    38 Fountain Square Plaza
                    Cincinnati, Ohio  45263
                    Attn: Area Manager-Trust Operations

                    Telephone:  (513) 579-5300
                    Facsimile:  (513) 579-4312

or  at  such  other address as either party shall  have
provided  to  the other by notice given  in  accordance
with   this   Article  XIII.   Writing  shall   include
transmission by or through teletype, facsimile, central
processing   unit  connection,  on-line  terminal   and
magnetic tape.

                      ARTICLE XIV
                     MISCELLANEOUS

      14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

      14.2  References to Custodian.  The Company shall
not  circulate  any printed matter which  contains  any
reference  to  Custodian  without  the  prior   written
approval   of   Custodian,  excepting  printed   matter
contained  in the prospectus or statement of additional
information  or  its  registration  statement  for  the
Company  and  such  other  printed  matter  as   merely
identifies Custodian as custodian for the Company.  The
Company shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     14.3 No Waiver. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.
The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     14.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     14.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

      14.6  Severability.   If any  provision  of  this
Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     14.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

      14.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                          GRAND PRIX FUNDS, INC.

/s/Phillip Villhauer             By:/s/Robert Zuccaro
                                 ----------------------

                                 Its:President


ATTEST:                           THE FIFTH THIRD BANK

_________________                 By:/s/Traci Hoffman
                                  ----------------------

                                  Its:Vice President


                                  Dated: December 31, 1997


                           EXHIBIT A
                TO THE CUSTODY AGREEMENT BETWEEN
        GRAND PRIX FUNDS, INC. AND THE FIFTH THIRD BANK

                       December 31, 1997


     Name of Fund                                 Date

     Grand Prix Fund                            12/31/97



                                    GRAND PRIX FUNDS,INC.


                                    By:/s/ Robert Zaccaro
                                    -----------------------

                                    Its: President


                                   THE FIFTH THIRD BANK

                                   By:/s/ Traci Hoffman
                                   -------------------------

                                   Its: Vice President


                                 Dated: December 31, 1997


                           EXHIBIT B
                TO THE CUSTODY AGREEMENT BETWEEN
        GRAND PRIX FUNDS, INC. AND THE FIFTH THIRD BANK

                       December 31, 1997

                       AUTHORIZED PERSONS


      Set forth below are the names and specimen signatures of the persons authorized by the Company to Administer each Custody Account.



             Name                                  Signature

Robert Zuccaro                        /s/ Robert Zuccaro
____________________________________  __________________________________

Phillip Villhauer                     /s/ Phillip Villhauer
____________________________________  __________________________________

Mary Jane Boyle                       /s/ Mary Jane Boyle
____________________________________  __________________________________


                      SIGNATURE RESOLUTION

RESOLVED, That all of the following officers  of  Grand
Prix  Funds,  Inc.  any of them, namely  the  Chairman,
President, Vice President, Secretary and Treasurer, are
hereby  authorized  as  signers  for  the  conduct   of
business  for an on behalf of the Funds with THE  FIFTH
THIRD BANK:

Robert Zuccaro                               /s/ Robert Zuccaro
_____________________       CHAIRMAN         ___________________

Robert Zuccaro                               /s/ Robert Zuccaro
_____________________       PRESIDENT        ___________________


_____________________       VICE PRESIDENT   ___________________


_____________________       VICE PRESIDENT   ____________________


_____________________       VICE PRESIDENT   ____________________


_____________________       VICE PRESIDENT   ____________________

Mary Jane Boyle                              /s/ Mary Jane Boyle
_____________________       TREASURER        ____________________

Phillip Villhauer                            /s/ Phillip Villhauer
_____________________       SECRETARY        ____________________

In addition, the following Assistant Treasurer is authorized to sign on behalf of the Company for the purpose of effecting securities transactions:

_____________________      ASSISTANT TREASURER   _________________

The undersigned officers of Grand Prix Funds, Inc. certify that the foregoing is within the parameters of a Resolution adopted by Directors of the Company in a meeting held December 10 ,1997, directing and authorizing preparation of documents and to do everything necessary to effect the Custody Agreement between GRAND PRIX FUNDS, INC. and THE FIFTH THIRD BANK.



           By:/s/ Robert Zuccaro
           ---------------------------

           Its:President


           By:/s/ Phillip Villhauer


           Its:Secretary